Exhibit 10.1

LOAN ASSUMPTION

by

VIACOMCBS INC.

(as successor to Viacom Inc.),

dated as of December 4, 2019

MERGER OF VIACOM INC. WITH AND INTO

CBS CORPORATION (RENAMED VIACOMCBS INC.)

LOAN ASSUMPTION AGREEMENT

(ViacomCBS)

LOAN ASSUMPTION

This LOAN ASSUMPTION is dated as of December 4, 2019 (this “Assumption”) and entered into by VIACOMCBS INC., a corporation organized under the laws of the State of Delaware (“ViacomCBS,” as successor to Viacom Inc. (“Viacom”)). All capitalized terms used in this Assumption and not defined herein have the meanings ascribed to such terms in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, Viacom entered into that certain Amended and Restated Credit Agreement, dated as of February 11, 2019 (the “Credit Agreement”), with the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Bank of America, N.A., as Syndication Agents, and Deutsche Bank Securities Inc., Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners, LLC, and Wells Fargo Bank, N.A., as Documentation Agents, pursuant to which the Lenders agreed to extend credit to Viacom;

WHEREAS, Section 5.4(c) of the Credit Agreement permits Viacom to merge or consolidate with or into any Person if (a) the corporation formed by such consolidation or into which Viacom is merged (the “Surviving Corporation”) is a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia, (b) the Surviving Corporation expressly assumes the obligations of Viacom under the Credit Agreement pursuant to a written agreement, (c) the Administrative Agent shall have received such written agreement and a certificate of a Responsible Officer and an opinion of counsel to the effect that such merger or consolidation complies with Section 5.4(c) of the Credit Agreement and (d) after giving effect to such merger or consolidation and to any repayment of Loans to be made upon consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred or be continuing; and

WHEREAS, Viacom has entered into that certain Agreement and Plan of Merger, dated as of August 13, 2019 (as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 16, 2019, and as it may be further amended or otherwise modified from time to time, the “Merger Agreement”), with CBS Corporation, a corporation organized under the laws of the State of Delaware (“CBS”), pursuant to which Viacom has merged with and into CBS (the “Merger”), and, at the effective time of the Merger (the “Effective Time”), the separate legal existence of Viacom ceased, as provided under the Delaware General Corporation Law, and CBS continued as the Surviving Corporation, changing its name to ViacomCBS Inc.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Credit Agreement, ViacomCBS hereby agrees as follows:

Section 1. Assumption. Effective on and as of the Effective Time, ViacomCBS (a) hereby assumes all of the obligations of Viacom under the Credit Agreement and (b) confirms and agrees that the Credit Agreement and the obligations assumed by it thereunder are, and shall

2	LOAN ASSUMPTION AGREEMENT (ViacomCBS)

continue on and after the Effective Time to be, in full force and effect in accordance with their respective terms.

Section 2. Effect on Credit Agreement. As of the Effective Time, ViacomCBS hereby succeeds to, and is substituted for, and may exercise every right and power of, Viacom under the Credit Agreement with the same effect as if ViacomCBS had been named as Viacom therein.

Section 3. No Third Party Beneficiaries. This Assumption shall be binding upon ViacomCBS and inure solely to the benefit of the Lenders, the Agents and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assumption.

Section 4. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS ASSUMPTION.

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3	LOAN ASSUMPTION AGREEMENT (ViacomCBS)

IN WITNESS WHEREOF, the undersigned has caused this Assumption to be executed by its officer thereunto duly authorized, as of the date first above written.

VIACOMCBS INC.
(as successor to Viacom Inc.)

By:	/s/ Christina Spade
Name: Christina Spade
Title: Executive Vice President, Chief Financial Officer

[Signature Page]	LOAN ASSUMPTION AGREEMENT (ViacomCBS)